                                                                   Exhibit 10.78

                             Dated 13th August 1998

                  (1)   COURTAULDS CIF NOMINEES LIMITED

                  (2)   TINSLEY ROBOR PLC

                      ------------------------------------

                                      LEASE
                                       of
                      Unit 12/13 Lineside Industrial Estate
                                  Littlehampton
                                     Sussex

                      ------------------------------------

                                 Cameron McKenna
                                   Mitre House
                              160 Aldersgate Street
                                 London EC1A 4DD

                               T +44(0)171 367 3000
                               F +44(0)171 367 2000

                                Table of Contents

1. Definitions ...................................................   1
2. Demise ........................................................   2
3. Covenants by the Tenant .......................................   3
     To pay rent .................................................   3
     To pay rates ................................................   3
     To pay gas etc charges ......................................   3
     To pay Value Added Tax and interest .........................   3
     To pay fees .................................................   4
     To pay share of common expenses .............................   4
     To repair ...................................................   4
     To decorate interior ........................................   5
     To decorate exterior ........................................   5
     To yield up .................................................   5
     Not to alter ................................................   5
     Not to overload .............................................   6
     To permit Landlord to enter .................................   6
     To give and transmit notices ................................   6
     To comply with statutory requirements etc ...................   7
     To indemnify ................................................   7
     Prohibited assignment and underletting ......................   8
     Authorised assignment .......................................   8
     Authorised guarantee agreement ..............................   9
     Authorised Underletting .....................................   9
     Registration ................................................  10
     Sale or re-letting notices ..................................  10
     Permitted user ..............................................  11
     Insurer's requirements ......................................  11
     Nuisance ....................................................  11
     Loss of easements ...........................................  11
     To observe regulations ......................................  11
4. Covenants by the Landlord .....................................  11
     Quiet enjoyment .............................................  12
     Insurance ...................................................  12
5. Provisos ......................................................  12
     Interest on arrears of rent .................................  12
     For re-entry ................................................  13
     Suspension of rent ..........................................  13
     Frustration of rebuilding ...................................  13
     Easements, notices etc ......................................  13
     No warranty by Landlord .....................................  14

     Rent demands ................................................  14
6. Rent Review ...................................................  14
7. There is no Agreement for Lease to which this Lease gives effect ......................................................  17

Schedule 1 .......................................................  18

     Part 1 The Demised Premises .................................  18
     Part 2 Easements and other rights included in the demise ....  18
     Part 3 Exceptions and reservations out of the demise ........  19

Schedule 2 Services and expenses for which the Tenant is to pay a proportionate part ........................................  20

Schedule 3 Regulations applicable to the Demised Premises ........  21

Schedule 4 Form of authorised guarantee agreement ................  23

[GRAPHIC]

THIS LEASE made the 13th August 1998

BETWEEN:

                                                                       [GRAPHIC]

(1) COURTAULDS CIF NOMINEES LIMITED having its registered office at 50 George Street London W1A 2BT (the "Landlord") and

(2) TINSLEY ROBOR PLC having its registered office at Drayton House Drayton Chichester West Sussex P020 6EW (the "Tenant")

WITNESSETH as follows:-

1.    Definitions

      In this deed where the context so admits:-

      "Associate": means (where the Tenant is a company) any subsidiary company, holding company or associated company of the tenant (the expressions "subsidiary company" and "holding company" having the meanings respectively assigned to them by section 736 of the Companies Act 1985 and the expression "associated company" having the meaning assigned to it by section 416 of the Income and Corporate Taxes Act 1988)

      "The Demised Premises"; the property described in Part 1 of Schedule 1 and all additions and improvements from time to time made thereto and the Landlord's fixtures and fittings therein and "the Estate" means the land and premises shown edged green on the plan attached hereto

      A reference to any Act of Parliament or statutory instrument includes any Act or instrument for the time being in force amending or replacing the same and any instrument regulation or bye-law for the time being in force under any such Act

      "The Planning Acts": the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991

      The expressions "the Landlord" and "the Tenant" include their respective successors in title

      Where there are two or more persons included in the expressions "the Landlord" or "the Tenant" covenants expressed to be made by the Landlord or the Tenant shall be deemed to be made by such persons jointly and severally

      "the Service Area": the part of the Demised Premises hatched in black on the plan attached hereto

                                                                       [GRAPHIC]

      "The Term": the term of years granted by clause 2 hereof

      "The Prescribed Rate": a rate of interest of four per centum per annum above the base rate from time to time of Barclays Bank Plc or such other clearing bank as the Landlord from time to time may specify or (in the event of base rates being no longer published or used) such other comparable rate of interest as the Landlord and the Tenant may from time to time agree in writing (such agreement in neither case to be unreasonably withheld or delayed)

      References to the President and Vice-President of the Royal Institution of Chartered Surveyors include references to the equivalent officers of any institution association or other body of which (by reason of amalgamation or otherwise and whether or not retaining a separate identity) the Royal Institution of Chartered Surveyors may become a constituent part

      "Quarter Days": the twenty-fifth day of March the twenty-fourth day of June the twenty-ninth day of September and the twenty-fifth day of December in each year and "Quarter Day" means any one of the Quarter Days

      "the Act of 1927": the Landlord and Tenant Act 1927

      "the Act of 1995": means the Landlord and Tenant (Covenants) Act 1995

2.    Demise

      In consideration of the rents hereinafter reserved and of the covenants by the Tenant hereinafter contained the Landlord HEREBY DEMISES unto the Tenant the Demised Premises TOGETHER WITH (but to the exclusion of all other liberties privileges easements rights or advantages whatsoever) the rights specified in Part 2 of Schedule 1 hereto but EXCEPT AND RESERVING to the Landlord and the Landlord's tenants and licensees and all other persons entitled thereto the rights specified in Part 3 of Schedule 1 hereto and SUBJECT TO all rights granted to other tenants on the Estate over or in respect of the Demised Premises TO HOLD the same unto the Tenant from the First day of August One thousand nine hundred and ninety-eight for the term of TEN YEARS YIELDING AND PAYING therefor FIRST:-

2.1 From and including the Twenty-fifth day of December 1998 the annual rent of NINETY-TWO THOUSAND FIVE HUNDRED POUNDS ((pound)92,500.00) (but subject to review as hereinafter provided)

      such rent to be paid by equal quarterly payments in advance on the Quarter Days without any deduction whatsoever and proportionately for any fraction of a year the first payment (or a duly apportioned part of it) to be made on the date hereof SECONDLY in respect of the Demised Premises by way of further or additional rent on demand a sum or sums of money equal to the amount or amounts from time to time paid by the Landlord for the insurance of the Demised Premises in accordance with the covenant in that behalf hereinafter contained AND THIRDLY on demand all sums payable under clause
      3.5 hereof

                                    [GRAPHIC]

                           LINESIDE INDUSTRIAL ESTATE

                           Littlehampton


                                                     [LOGO] Hillier
                                                            Parker
                                                     COMPUTER AIDED DESIGN

3.    Covenants by the Tenant

      The Tenant hereby covenants with the Landlord as follows:-

      To pay rent

3.1 To pay the rents hereinbefore reserved on the days and in the manner aforesaid without any deduction set-off or counterclaim

      To pay rates

3.2 To pay (or indemnify the Landlord against) all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether imposed by statute or otherwise and whether of a national or local character and whether of the nature of capital or revenue and even though of a wholly novel character) now or at any time during the Term payable in respect of the Demised Premises or any part thereof or by the owner or occupier thereof AND (without prejudice to the foregoing) to keep the Demised Premises in rateable occupation (and in use for the purpose for which they are then constructed or adapted) during the last three months of the Term howsoever determined

      To pay gas etc charges

3.3 To pay all charges for gas electricity and water consumed on the Demised Premises and all charges for the hire of meters in respect thereof and to observe all regulations of the gas electricity and water authorities and to keep the Landlord indemnified against the non-payment breach non-observance or non-performance thereof

      To pay Value Added Tax and interest

3.4 Where by virtue of any of the provisions of this lease the Tenant is required to pay repay or reimburse to the Landlord or any person or persons any rent premium cost fee charge insurance premium expense or other sum or amount whatsoever in respect of the supply of any goods and/or services by the Landlord or any other person or persons in addition to pay or (as the case may be) keep the Landlord indemnified against:-

      3.4.1 The amount of any Value Added Tax which may be chargeable in respect of such supplies

      3.4.2 A sum or sums equal to the amount of Value Added Tax charged (for whatsoever reason and whether directly or indirectly) to the Landlord or such other person or persons in connection with such supply save when the whole of that Value Added Tax shall be recoverable by the Landlord from HM Customs and Excise

      3.4.3 To pay to the Landlord all interest which may become due by virtue of any of the provisions of this lease

      To pay fees

3.5 To pay to the Landlord a fair and reasonable contribution towards the cost and expense of repairing lighting cleansing and maintaining and (where fair and reasonable having regard to the unexpired residue of the Term) constructing rebuilding and renewing all things the use of which is common to or capable of being used in common with the Demised Premises and other premises A list of the items for which a charge shall be levied appears in
      Schedule 2 hereto (but such list shall not delimit what items may from time to time be included therein) such contribution to be assessed by the Landlord's surveyors whose decision shall be final and binding on the parties hereto and shall in default of payment on demand be recoverable as rent in arrear

3.6 To pay to the Landlord all costs fees charges and expenses (including legal costs bailiff's fees and surveyors' fees) reasonably and properly incurred by the Landlord (i) attendant upon or incidental to every application made by the Tenant for a consent or licence required or made necessary by the provisions of this lease whether the same be granted or refused or proffered subject to any lawful qualification or condition or whether the application be withdrawn (ii) incidental to the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or incurred by or in contemplation of proceedings under Sections 146 or 147 of that Act notwithstanding that in any such case forfeiture is avoided otherwise than by relief granted by the Court (iii) in connection with the recovery of arrears of rent due from the Tenant hereunder and
      (iv) in relation to any steps taken in contemplation of or in connection with the preparation and service of a schedule of dilapidations during or after the expiration or sooner determination of the Term

      To pay share of common expenses

3.7 To pay a fair proportion (to be conclusively determined by the Landlord's surveyor) of any expenses incurred in constructing repairing rebuilding and cleansing all party walls fences sewers drains channels sanitary apparatus pipes wires passageways stairways entrance ways roads pavements and other things the use of which is common to the Demised Premises and to other premises

      To repair

3.8 At all times during the Term to keep the Demised Premises in the same state of repair and condition as evidenced by the Schedule of Condition attached to the lease (except only damage by risks against which the Landlord has insured save where the insurance monies are irrecoverable in consequence of any act or default of the Tenant) as it is in on the date hereof AND without prejudice to the generality of the foregoing (a) to clean all windows (both inside and outside) and other plate glass in the Demised Premises at least once in every month (b) to clean and repoint the external stone and brickwork of the Demised Premises when necessary during the Term and also in the last year thereof (howsoever determined) (c) to keep such parts of the Demised Premises as shall not from time to time be built upon in a clean and tidy condition and free from rubbish and weeds and deposits of materials or refuse and to cultivate and maintain all landscaped areas and (d) to cause all electrical hydraulic and other mechanical installations and equipment whatsoever within the Demised Premises or under the control of the Tenant and serving the same to be properly and regularly serviced and maintained and when necessary repaired or replaced by qualified persons who and at intervals which are approved by the manufacturers of such installations and equipment and by the insurers of the Demised Premises

      To decorate interior

3.9 In every fifth year of the Term and also in the last year thereof (howsoever determined) to paint in a proper and workmanlike manner all the inside wood iron and other parts heretofore or usually painted of the Demised Premises with two coats of good quality paint and also at the times aforesaid to wash stop whiten distemper grain varnish colour paper and otherwise decorate in a proper and workmanlike manner all internal parts of the Demised Premises that have been or ought properly to be so treated and so that in the last year of the Term the tints colours and patterns of all such painting and other works of internal decoration shall be approved in writing by the Landlord

      To decorate exterior

3.10 In every third year of the Term and in the last year thereof (howsoever determined) to paint in a proper and workmanlike manner all the external parts of the Demised Premises heretofore or usually painted with three coats of good quality paint the tints or colours on each occasion to be approved in writing by the Landlord AND FURTHER at proper intervals to apply such (if any) other treatments as may be appropriate to the remainder of the external parts of the Demised Premises

      To yield up

3.11 To yield up the Demised Premises with the fixtures and fittings and additions thereto (tenant's or trade fixtures or fittings only excepted) at the expiration or sooner determination of the Term in good and substantial repair and condition and decorated in accordance with the several covenants herein contained and to make good any damage caused to the Demised Premises by the removal of any tenant's or trade fixtures or fittings

      Not to alter

3.12 Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and then only in accordance with plans previously approved by the Landlord and under the supervision and to the satisfaction of the Landlord's surveyor) (i) to make any structural or non-structural alterations or additions to the Demised Premises or any part thereof or (ii) to affix or display or suffer to be affixed or displayed on any part of the Demised Premises any placard plate sign bill board writing or advertisement or (iii) to erect any partition pipe wire aerial mast or other apparatus whatsoever in or upon the Demised Premises or any part thereof provided that no alterations whatsoever shall be made to the Service Area without the Landlord's prior written consent and for the avoidance of any doubt the Landlord shall in its absolute discretion be entitled as a condition of granting consent to impose any conditions it requires to preserve the rights of other tenants on the Estate over the Service Area

      Not to overload

3.13 Not to overload the floors of or any of the services in or to the Demised Premises

      To permit Landlord to enter

3.14 To permit the Landlord and the Landlord's servants agents and all other persons authorised by the Landlord with or without workmen and others at all reasonable times during the Term (upon giving to the Tenant not less than forty-eight hours' previous notice except in the case of emergency) to enter the Demised Premises for the purpose of:-

      3.14.1 Examining the state of repair and condition thereof and of taking a schedule of the Landlord's fixtures and fittings therein and thereupon the Landlord may (i) serve upon the Tenant notice in writing specifying any repairs or decorations necessary to be done in order to comply with the Tenant's obligations hereunder and (ii) require the Tenant forthwith to execute the same AND if the Tenant shall make default in complying with such notice or in the performance of any of the Tenant's covenants herein contained it shall be lawful for the Landlord (but without prejudice to the right of re-entry hereinafter contained) to enter upon the Demised Premises and execute such repairs or decorations in accordance with the covenants and provisions hereof or to take any other action which in the opinion of the Landlord may be desirable for the purpose of securing the doing or omission respectively of all matters hereby covenanted by the Tenant to be done or omitted or of discharging the Landlord's duty of care under the Defective Premises Act 1972 and the cost of such repairs decorations or other action (including surveyors' fees) shall be a debt payable by the Tenant to the Landlord on demand

      3.14.2 Repairing altering redecorating cleansing or examining any adjoining or neighbouring premises now or at any time hereafter belonging to the Landlord all damage to the Demised Premises thereby occasioned being made good by the Landlord

      To give and transmit notices

3.15 To give notice forthwith to the Landlord of any want of repair or defect in the Demised Premises or any part thereof by reason of which the Landlord might incur liability by statute or otherwise to any other person

3.16 Forthwith to deliver to the Landlord a copy of any notice or requirement served upon the Tenant (or on any sub-tenant) and of any order or proposed order affecting the Demised Premises and to take all reasonable steps to comply with such notice and also at the request and cost of the Landlord to make or join with the Landlord in making such objections representations or appeals in respect thereof as the Landlord may require

      To comply with statutory requirements etc

3.17 At all times during the Term to execute all such works and do all such things as under or by virtue of any Act or Acts of Parliament now or hereafter to be passed and orders bye-laws rules and regulations made thereunder (including without prejudice to the generality of the foregoing the Factories Act 1961 the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 (and any requirements of a fire certificate issued pursuant thereto whether issued to the Landlord or the Tenant) and the Health and Safety at Work Act 1974) are or shall be directed or necessary to be executed or done upon or in respect of the Demised Premises or any part thereof or in respect of the user thereof by the owner lessee tenant or occupier thereof

3.18 Not at any time during the Term to do or omit or suffer to be done or omitted on or about the Demised Premises any act or thing the doing or omission of which may under any such Act of Parliament cause the Landlord to incur or have imposed or become liable to pay any penalty damages compensation costs charges expenses or other impositions whatsoever

3.19 Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) to make any application for planning permission in respect of the Demised Premises or any part thereof and at all times during the Term to comply in all respects with the provisions and requirements of the Planning Acts

3.20 Unless the Landlord otherwise directs in writing where planning permission is granted after the date hereof pursuant to an application made by or on behalf of the Tenant the Tenant will carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may be granted and implemented during the Term

      To indemnify

3.21 During the Term and any subsequent period during which the Tenant may remain in possession of the Demised Premises to be responsible for and to indemnify the Landlord against all claims demands actions proceedings liabilities costs charges and expenses in respect of or incurred in connection with:-

      3.21.1  any damage or injury occasioned to:-

              (a)   the Demised Premises or

              (b)   any adjacent or neighbouring premises or

              (c)   any person or any other property moveable or immovable

      by any act default or negligence of the Tenant or of the servants agents licensees or invitees of the Tenant or by any breach of the covenants on the part of the Tenant herein contained

      3.21.2 all such works things acts and omissions as are specified in sub-clauses 3.17 and 3.18

      3.21.3 any obligation to abate a nuisance or to remedy any other matter in connection with the Demised Premises in obedience to a notice served by a local authority or

      3.21.4  any contravention of the Planning Acts

      Prohibited assignment and underletting

3.22 Not to (a) assign or part with possession of part only of the Demised Premises nor (b) subject to sub-clause 3.22 and sub-clause 3.27 underlet or share the possession or occupation of the whole or any part or parts of the Demised Premises nor (c) part with possession of the whole of the Demised Premises except by way of an assignment or underlease of the whole as hereinafter authorised provided that notwithstanding the provisions of this sub-clause the Tenant may share or part with possession or occupation of the whole or any part of the Demised Premises with or to any Associate provided that the Tenant shall first inform the Landlord of the name and any change of occupier from time to time of the Demised Premises so that no relationship of landlord and tenant is thereby created and transferred

      Authorised assignment

3.23 Not to assign the whole of the Demised Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld)

3.24 On any permitted assignment to procure that the assignee enters into direct covenants with the Landlord to perform and observe all the Tenant's covenants and conditions herein contained

3.25 To procure that any surety to an assignee reasonably required by the Landlord on a permitted assignment shall covenant with the Landlord as surety (and jointly and severally if more than one) that the assignee will pay the rents hereby reserved and perform and observe the covenants on the Tenant's part herein contained and to indemnify and save harmless the Landlord against all losses damages costs and expenses arising by reason of any default by the assignee and such covenant shall further provide that any neglect or forbearance of the Landlord shall not release or exonerate the surety and shall further provide for the surety to accept a new lease of the Demised Premises upon disclaimer of these presents by the assignee or on its behalf or on forfeiture of these presents if so required by the Landlord within three months of such disclaimer or forfeiture such new lease to be for the residue then unexpired of the Term and at the rents payable and subject to the same tenant's covenants and to the same provisos conditions and provisions for review of rent as those in force immediately before such disclaimer or forfeiture and to be granted at the cost of the surety in exchange for a counterpart duly executed by the surety

      Authorised guarantee agreement

3.26 Not to assign the whole of the Demised Premises without complying with the following condition which is specified for the purposes of sub-section
      (1A) of section 19 of the Act of 1927 (as amended by the Act of 1995):-

      3.26.1 That the Tenant enters into an authorised guarantee agreement (as defined in section 16 of the Act of 1995) in the form set out in
              Schedule 4 subject to such amendments as may be required to keep the agreement within the definition

      3.26.2 That the Tenant's solicitors undertake to pay all reasonable costs disbursements and expenses incurred by the Landlord in connection with the proposed assignment

      Authorised Underletting

3.27 Not to underlet the whole of the Demised Premises or the whole of Unit 12 or the whole of Unit 13 without the prior written consent of the Landlord (such consent not to be unreasonably withheld) nor without procuring that:-

      3.27.1 Each underlease shall be granted subject to the covenants on the part of the Tenant (other than the covenant to pay the rents hereby reserved) and the conditions and provisions contained in this Lease (so far as the same are applicable to the premises thereby underlet) and shall contain the following covenants by the undertenant:-

              (a) an unqualified covenant not to assign or charge any part or parts of the premises thereby underlet

              (b) an unqualified covenant not to sub-underlet the whole or any part or parts of the premises thereby underlet nor (save by way of an assignment of the whole thereof) part with possession or share the occupation of the whole or any part or parts of the premises thereby underlet

              (c) a covenant not to assign or charge the whole of the premises thereby underlet without obtaining the prior written consent of the Landlord (such consent not to be unreasonably withheld)

              Provided that nothing in this Lease shall prevent the Tenant (subject to the conditions contained in sub-clause 3.27.1(a) (b) and (c) and then only with the prior written consent of the Landlord (not to be unreasonably withheld or delayed) from underletting the whole of Unit 12 and/or the whole of Unit 13 of the Demised Premises

      3.27.2 Prior to the grant of any underlease the undertenant shall have executed a deed containing a direct covenant with the Landlord to perform and observe all the covenants on the part of the Tenant (other than the covenant to pay the rents hereby reserved) and all other conditions and provisions contained in this Lease so far as the same are applicable to the premises thereby underlet

      3.27.3 Each underlease shall be at a rent which is not less than the higher of the open market rental value (without taking or giving a fine or premium or other valuable consideration) reasonably obtainable for the premises thereby underlet at the time such underlease is granted or the rent payable from time to time under this Lease

      3.27.4 In no such underlease shall the rent be commuted or be payable more than one quarter in advance and in each such underlease rent shall be subject to review provisions which shall correspond as to their terms and dates to the provisions of this Lease

3.28 The Tenant will not without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed vary or waive the terms nor accept any surrender of any underlease and will at all times diligently and at its own expense take all steps necessary to enforce such terms

3.29 The Tenant shall serve all requisite notices to bring into effect and otherwise operate and enforce all provisions for the review of the rent payable under any underlease with due regard to the interest of the Landlord under this Lease or any part or parts thereof

      Registration

3.30 Within twenty-eight days next after any transfer assignment mortgage charge or devolution of the Demised Premises to give written notice thereof to the Landlord and to leave with the Landlord a true and complete copy of the instrument effecting or evidencing such transmission or devolution of any estate or interest in the Demised Premises and to pay a fee of twenty pounds for the registration of each such notice

3.31 From time to time on demand during the Term to furnish the Landlord with full particulars of any derivative interests of or in the Demised Premises howsoever remote or inferior

      Sale or re-letting notices

3.32 To permit the Landlord and the Landlord's agents at any time during the Term to enter upon the Demised Premises and to affix upon any suitable part thereof (but not so as materially to obstruct or interfere with the access of light and air to or the user of the Demised Premises) notice boards or bills for selling the same and during the last six months of the Term howsoever determined for re-letting the same and that the Tenant will not remove or obscure such notice boards or bills and will (as well before as during the said last six months of the Term) permit all persons authorised in writing by the Landlord or the Landlord's agents and after making a prior appointment to view the Demised Premises at reasonable hours in the daytime

      Permitted user

3.33 Not to use Units 12 and/or 13 or any part thereof or suffer the same to be used otherwise than for any use within Classes B1, B2 or B8 of the Schedule to the Town and Country Planning (Use Classes) Order 1987 and not to use the Service Area other than for parking and off-loading of vehicles (but subject to the regulations set out in Schedule 3 and the other provisions of this Lease)

      Insurer's requirements

3.34 To comply with all requirements of the Landlord's insurers in respect of the Demised Premises and not to do or permit to be done in or upon the Demised Premises or any part thereof anything which may increase the premium upon any policy for the insurance of the Demised Premises (or any other premises) or which shall invalidate or preclude the renewal of any such policy of insurance or which may be prejudicial in any way to any claim which may fall to be made thereunder

      Nuisance

3.35 Not to do or permit or suffer to be done upon the Demised Premises anything which in the opinion of the Landlord may be or become a nuisance promptly to abate any nuisance which may arise (whether or not through the act of any person) and not at any time to use the Demised Premises or any part thereof or allow the same to be used for any illegal or immoral purpose and not to hold any sale by auction upon the Demised Premises

      Loss of easements

3.36 Not knowingly to obstruct or suffer to be obstructed any of the windows or light or any other easement belonging to the Demised Premises or any buildings comprised in the Demised Premises nor to permit any new window light passage drain or other encroachment or easement to be made into against upon or over the Demised Premises or any part thereof AND in case any encroachment or easement whatsoever shall be attempted to be made or acquired by any person or persons whomsoever to give notice thereof in writing to the Landlord immediately the same shall come to the notice of the Tenant and to do all such things as may be proper for preventing any new encroachment or easement being made or acquired

      To observe regulations

3.37  To observe and perform the regulations contained or referred to in
      Schedule 3 or any regulations promulgated by the Landlord from time to time for the better management and regulation of the Estate

4.    Covenants by the Landlord

      The Landlord hereby covenants with the Tenant as follows:-

      For re-entry

5.2 If the rents hereby reserved or any part thereof shall be in arrear or unpaid for fourteen days after the same shall become due (whether legally demanded or not) or if the Tenant shall at any time fail or neglect to perform or observe any of the covenants conditions or agreements herein contained and on the Tenant's part to be performed or observed or if the Tenant (being a limited company) shall enter into liquidation whether compulsory or voluntary (except for the purpose of amalgamation or reconstruction) or being an individual or individuals shall bankrupt or have any receiving order made against him her or them or in either of such cases shall enter into or make any composition or arrangements with its his her or their creditors then and in any such case it shall be lawful for the Landlord or any person or persons duly authorised by the Landlord in that behalf into or upon the Demised Premises or any part thereof in the name of the whole to re-enter and the Demised Premises peaceably to hold and enjoy thenceforth as if these presents had not been made but without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants by the Tenant herein contained

      Suspension of rent

5.3 If at any time or times during the Term the Demised Premises or any part or parts thereof shall be destroyed or so damaged by any of the Insured Risks as to be unfit for occupation or use by the Tenant and the policy effected by the Landlord shall not have been vitiated or payment of the policy monies refused in whole or in part by reason of any act or default of the Tenant the rent first hereinbefore reserved or such part or parts thereof as is commensurate with the part or parts of the Demised Premises so rendered unfit for occupation or use shall cease to be payable from the happening thereof until the same has or have been fully reinstated and rendered fit for occupation and use or for a period of three years from the date of such destruction or damage whichever shall be the shorter

      Frustration of rebuilding

5.4 If any competent final authority shall lawfully refuse permission for or otherwise lawfully prevent rebuilding or reinstatement of the Demised Premises or the same proves impossible or impracticable or is otherwise frustrated for any reason whatsoever then either the Landlord or the Tenant may within one year (time to be of the essence of the contract) of such final refusal of permission prevention or frustration give to the other a written notice of termination under this sub-clause and on the expiration of six months from the giving of the notice of termination this lease shall determine and any insurance monies shall belong to the Landlord and the Landlord will keep the Tenant fully informed of all matters within its knowledge relevant to the frustration of any rebuilding of the Demised Premises

      Easements, notices etc.

5.5 The Tenant shall not by virtue of this demise be deemed to have acquired or be entitled to nor shall it during the Term acquire or become entitled by any means whatever in respect of the Demised Premises to any easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this demise

5.6 Notwithstanding any rights hereby granted to the Tenant and the covenants by the Tenant contained in this lease the Landlord may at any time hereafter erect any new buildings of any height on any land not included in this demise now or at any time hereafter belonging to the Landlord or raise to any height or alter any existing building on any such land whether or not such new building or such alterations may obstruct or affect the passage of light and air or the access to the Demised Premises or any new building replacing the Demised Premises in whole or in part PROVIDED THAT there shall remain reasonable light air and access to the Demised Premises or (in relation to access) that the Landlord shall provide reasonable alternative access thereto

5.7 Section 196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962) shall apply to any notice or document to be served or given hereunder as if the same were a notice authorised by that Act

5.8 The clause headings hereto and the heading of any Schedule hereto shall not affect the construction of this lease

5.9 Subject to the provisions of sub-section (2) of Section 38 of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee or underlessee of the Term or of the Demised Premises shall be entitled on quitting the Demised Premises to any compensation under Section 37 of such Act

      No warranty by Landlord

5.10 The Landlord gives no warranty express or implied that the use of the Demised Premises or any part thereof for any specific purpose is authorised under the Planning Acts or otherwise or that the Demised Premises or any part thereof are suitable for the purpose of the Tenant or for any purpose

      Rent demands

5.11 If the Landlord shall refrain from demanding or accepting rent or other sums due under this lease or from implementing the provisions for the review of the rent hereby reserved then interest shall be payable by the Tenant at the Prescribed Rate upon such rent or monies for the period during which the Landlord shall so refrain if the reason for the Landlord so refraining is that there are reasonable grounds for believing that the Tenant is in breach of any of the provisions of this lease

6.    Rent Review

6.1 PROVIDED FURTHER AND IT IS HEREBY AGREED that at any time after the date which is twelve calendar months before the expiry of the fifth anniversary of the date of the commencement of the Term (hereinafter referred to as "the Review Date") the Landlord may serve on the Tenant a notice in writing (hereinafter called "the Rent Notice") requiring an increase of the rent first hereinbefore reserved with effect from and including the Review Date to an amount equal to the Reviewed Rent (as hereinafter defined) and so that if the Landlord has not served the Rent Notice before the date which is six months before the Relevant Review Date the Tenant may also at any time thereafter serve on the Landlord a notice in writing (hereinafter also called "the Rent Notice") requiring the Reviewed Rent to be ascertained in accordance with the provisions hereof

6.2 Upon service of the Rent Notice the following provisions shall have effect:-

      6.2.1 The Landlord and the Tenant (or their respective surveyors) shall consult together and use their best endeavours to reach agreement as to the amount of the Reviewed Rent

      6.2.2 If the Landlord and the Tenant (or their surveyors) shall fail so to consult or to agree upon the Reviewed Rent within four calendar months of the date of service of the Rent Notice (or within such extended period as the Landlord and the Tenant mutually agree in writing) the determination of the Reviewed Rent may at the instance of either party be referred to a duly qualified independent surveyor to act as an arbitrator and in default of agreement between the Landlord and the Tenant upon the arbitrator to be appointed either the Landlord or the Tenant may request the President or any Vice-President for the time being of the Royal Institution of Chartered Surveyors to appoint such a surveyor to act as an arbitrator (and from time to time if necessary to appoint a successor or successors) and such reference shall be conducted subject to and in accordance with the Arbitration Act 1996

6.3   The Reviewed Rent shall be whichever is the greater of:-

      6.3.1 the rent payable hereunder immediately prior to the Relevant Review Date or

      6.3.2 the yearly rack rent at which the Demised Premises might reasonably be expected to be let at the Review Date in the open market by a willing landlord to willing tenant without a fine or premium with vacant possession for a term equal to ten years and on the same terms in all other respects as this lease

      ASSUMING:-

      6.3.3 (during a period of occupation which expired on the Relevant Review Date) that the Demised Premises have been fully fitted out and equipped so as to be ready for immediate use and occupation by such willing tenant

      6.3.4   that all the Tenant's obligations herein have been complied with

      6.3.5 that any destruction of or damage to the Demised Premises has been made good before the Review Date

      6.3.6 that any additions or alterations carried out on or to the Demised Premises during the Term which have diminished the rental value of the Demised Premises have been removed or reinstated
      but DISREGARDING:-

      6.3.7 any effect on rent of the fact that the Tenant or the Tenant's predecessors in title have been in occupation of the Demised Premises

      6.3.8 any goodwill attached to the Demised Premises by reason of the carrying on thereat of the business of the Tenant or the Tenant's predecessors in title

      6.3.9 any increase in rental value of the Demised Premises attributable to the existence at the Relevant Review Date of any improvement to the Demised Premises or any part thereof carried out with consent where required otherwise than pursuant to an obligation to the Landlord or its predecessors in title by the Tenant or the Tenant's predecessors in title during the Term or during any period of occupation prior thereto arising out of any agreement to grant such term provided that any increase in rental value attributable to the works set out in the licence for alterations of the date hereof entered into between the Landlord and the Tenant shall not be disregarded if Tinsley Robor plc at the Review Date has underlet the Demised Premises or has assigned its interest in the Demised Premises

      6.3.10 so far as may be permitted by law any statutory prohibition or restriction relating to the assessment and recovery of rent

6.4 Forthwith after the Reviewed Rent has from time to time been ascertained in accordance with the foregoing provisions a memorandum specifying the Reviewed Rent shall be endorsed on this lease and its counterpart or (if the Landlord shall so require) shall be recorded in writing by separate instrument and shall in either case be signed by or on behalf of the Landlord and the Tenant and shall at all times thereafter be conclusive evidence of the amount of the rent then payable

6.5 The Tenant shall as from and including the Review Date pay the Reviewed Rent at the time and in manner aforesaid which Reviewed Rent shall remain payable until the termination or expiration of the Term.

6.6 If the Reviewed Rent shall for any reason not have been ascertained prior to the Review Date the Tenant shall continue to pay rent at the rate payable immediately prior to the Review Date until the Reviewed Rent shall have been ascertained and upon the first Quarter Day after the Reviewed Rent has been ascertained there shall become payable (in addition to one quarter's rent at the rate of the Reviewed Rent) (i) such sum ("the Addition") as with the rent already paid for the period from and after the Relevant Review Date down to such Quarter Day will equal the total amount of the Reviewed Rent payable for that period and (ii) (unless the delay in ascertaining the Reviewed Rent is attributable to the default of the Landlord after service of a Rent Notice by the Landlord or the Tenant) interest at the Base Rate of Barclays Bank PLC from time to time from the Relevant Review Date to such Quarter Day calculated on a day to day basis and compounded quarterly on the Quarter Days on so much of the Addition as would from time to time have become payable if the Reviewed Rent had been ascertained prior to the Relevant Review Date

7.    There is no Agreement for Lease to which this Lease gives effect

IN WITNESS whereof the parties hereto have executed this document as a deed the day and year first before written

                                   Schedule 1

                                     Part 1

                              The Demised Premises

ALL THAT the premises known as Unit 12/13 Lineside Industrial Estate Littlehampton in the County of Sussex shown for the purpose of identification only edged red on the plan annexed hereto

                                     Part 2

                Easements and other rights included in the demise

1. The right at all times during the Term for the Tenant and its workmen servants invitees and other persons having lawful occasion to use the same in connection with the use and enjoyment of the Demised Premises for the purposes hereby authorised in common with the Landlord its lessees tenants or occupiers of the other part or parts of the Estate and all other persons having a like right:-

1.1 For all necessary purposes to pass and repass over and along the roads and footpaths now or at any time hereafter during the Term constructed on the Estate

1.2 To use those car parks (if any) on the Estate which may from time to time be allotted by the Landlord for use in common by all the lessees and occupiers of the Estate until the said roads and footpaths and the said car parks or any of them shall be respectively adopted by the highway authority and shall become maintainable at the public expense

2. The right of support so far as may be necessary to the Demised Premises as such right may be at present enjoyed from the adjoining premises belonging to the Landlord

3. The free passage and running of gas electricity water and soil from and to the Demised Premises but in common with all other persons now or hereafter entitled to the like right through and along the sewers drains pipes wires and cables now existing in through and over any of the adjoining and adjacent premises belonging to the Landlord or any part thereof and the right to make connections thereto subject to the permission of the appropriate authorities (if required) being first had and obtained

4. The right for the Tenant or occupier of the Demised Premises or its agent or agents with or without workmen or others at all reasonable times during the Term at convenient hours during the daytime and upon reasonable notice being given to enter into or upon any adjoining or adjacent premises belonging to the Landlord for the purpose of inspecting maintaining repairing or renewing the said sewers pipes wires and cables the Tenant making good all damage done thereby

                                     Part 3

                  Exceptions and reservations out of the demise

1. Unto the Landlord the right to erect or to consent hereafter to any person erecting a new building or to alter any building for the time being on any land adjoining neighbouring or opposite to the Demised Premises notwithstanding that such alteration or erection may diminish the access of light and air enjoyed by the Demised Premises and the right to deal with any property adjoining opposite or near to the said building as it may think fit

2. Unto the Landlord its servants agents and licensees at all reasonable times so far as may be necessary or desirable with or without workmen the right on giving reasonable notice (except in emergency) to the Tenant to enter and remain upon the Demised Premises with all necessary tools appliances and materials (making good all damage occasioned thereby to the Demised Premises) for the purpose of repairing altering or rebuilding any adjoining or contiguous premises belonging to the Landlord and to cleanse empty and repair any of the sewers drains and gutters belonging to the same

3. Unto the Landlord and other the owners and occupiers of the adjoining or neighbouring property the right of passage and running of water and soil gas and electricity or other services or supplies from and to such adjoining or neighbouring property through such of the sewers drains conduits gutters watercourses pipes cables wires and mains serving such adjoining and neighbouring property which now are or may before the expiration of twenty-one years after the death of the last survivor of the descendants now living of His Late Majesty King George VI hereafter be in on or under the Demised Premises and the right to enter upon the Demised Premises for the purpose of inspecting repairing renewing relaying cleansing maintaining and connecting up to any such existing or future sewers drains conduits gutters watercourses pipes cables wires and mains

                                   Schedule 2

      Services and expenses for which the Tenant is to pay a proportionate part

1. Repairing resurfacing cleaning lighting maintaining renewing and replacing and the supervision of:-

1.1 The roads now or at any time hereafter during the Term constructed on the Estate including any drains sewers wires pipes cables gutters inspection chambers or any apparatus appliance or fitting in connection therewith over in or under the said roads until the same shall be taken over by the local or highway authority

1.2 Those car parks situated on the Estate (if any) which may from time to time be allocated by the Landlord for use in common by all lessees and occupiers of the Estate and the landscaped areas until the same shall be taken over by the local or highway authority

1.3 The Estate boundary walls fences and hedges (if any) including any gates therein (save walls of buildings)

1.4   The water electricity and gas mains (if any) serving the Estate

1.5 The Landlord's signs on the Estate (including any Estate directory boards or notices)

2. The general and water rates (if any) payable by the Landlord in respect of the car parks and landscaped areas referred to in paragraph 1.2 of this Schedule and the signs referred to in paragraph 1.5 of this Schedule and any other common parts

3. The cost and expense incurred by the Landlord in providing repairing cleaning lighting and maintaining an Estate supervisor's office (if any) (including rent salaries of all personnel employed therein stationery office equipment telephone charges rates water rates electricity and gas charges and other like outgoings charged in respect thereof)

4. Maintaining security of the Estate outside normal working hours and at weekends subject to the Tenant's prior approval as to the cost thereof

                                   Schedule 3

                 Regulations applicable to the Demised Premises

1. No permanent open storage of raw materials shall be permitted on the Demised Premises without the consent of the Landlord first being obtained in writing

2. No rubbish or waste materials paper wood and other combustible matter shall be burnt on the Demised Premises except within boilers or incinerators specifically provided for the purpose

3. No smoke or fumes or noxious smells shall be emitted from the Demised Premises so as to cause in the opinion of the Landlord or its surveyor annoyance or interference with the proper enjoyment of adjoining premises of the Landlord or its tenants or of the residences adjoining or near the Estate

4. The Tenant must not use industrial machinery engines and equipment so as to cause excessive noise vibration or dust nuisance Any excess which in the opinion of the Landlord's surveyor is causing annoyance to adjoining tenants of the Landlord or to the residential occupiers in the vicinity shall be abated immediately upon notice

5. No mechanically operated vehicles cycles hand trucks or trailers shall be parked or left unattended outside areas properly reserved for such parking or in such manner as to obstruct roadways into or on the Demised Premises and so as to prevent ingress and egress of fire fighting equipment found within the curtilage of a building or buildings erected thereon

6. The Tenant must secure all buildings comprised in the Demised Premises by locking all windows and doors therein outside normal working hours and must if reasonably required by the Landlord provide night watching facilities for the purpose of ensuring proper security and to reduce the risk of the spread of fire

7. The Tenant must provide facilities within the curtilage of the Demised Premises for the keeping of refuse in proper receptacles readily accessible for collection by the public cleansing department of the local authority and as regulated by that department

8. The Tenant must not off-load vehicles except within the curtilage of the Demised Premises

9. The Tenant must not store inflammable or combustible or radioactive materials explosive substances or liquids except in proper containers or receptacles in accordance with regulations enforced by a competent authority

                                   Schedule 4

                     Form of authorised guarantee agreement

1. The Tenant will procure the punctual payment of the rents and the observance and performance of all the obligations of the Assignee as lessee under these Presents until the Assignee assigns or otherwise transfers its interest in the Lease other than by an "excluded assignment" within section 11 of the Act of 1995 and in the case of any default the Tenant will on demand pay such rents and observe and perform such obligations as if the Tenant instead of the Assignee were liable therefor as a principal obligor and not merely as a surety

2. Subject to clause I of Schedule 4 the Tenant agrees with the Landlord as a primary obligation to keep the Landlord indemnified on demand against all losses damages costs and expenses incurred by the Landlord as a result of any failure by the Assignee to pay the rents and/or observe and perform such obligations or as a result of any obligation of the Assignee as lessee under these Presents being or becoming unenforceable

3. If this lease is disclaimed by or on behalf of the Assignee the Tenant will (if so required by the Landlord by written notice to the Tenant within six months after such disclaimer) take from the Landlord and execute and deliver to the Landlord a counterpart of a new lease of the Demised Premises for the residue of the Term unexpired at the date of such disclaimer at the same rents as are reserved form time to time by and subject to the same covenants and provisions as are contained in these Presents (mutatis mutandis) and the Tenant will on demand pay the Landlord's legal costs in connection with such lease

4. The obligations of the Tenant under these Presents shall be in addition to any other right or remedy of the Landlord and shall not be discharged diminished or in any way affected by:-

4.1 any time or indulgence granted by the Landlord to the Assignee or any neglect or forbearance of the Landlord in obtaining payment of the rents or enforcing the obligations of the Assignee as lessee under these Presents

4.2 any refusal by the Landlord to accept rents tendered at a time when the Landlord was entitled (or would after service of the appropriate statutory notice have been entitled) to re-enter the Demised Premises

4.3 any surrender by the Assignee of part of the Demised Premises in which event the liability of the Tenant shall continue in respect of the part of the Demised Premises not so surrendered after making any necessary apportionments under section 140 of the Law of Property Act 1925

4.4 any variation of these Presents (subject to section 18 of the Act of 1995) or other act omission matter or thing (other than a release by deed given by the Landlord) by which but for this provision the obligations of the Tenant under these Presents would have been so discharged diminished or affected

THE COMMON SEAL of                      )
COURTAULDS CIF NOMINEES                 )
LIMITED was affixed hereto in the       )
presence of:-                           )


       /s/ [Illegible]

       Authorised Signatory


       /s/ [Illegible]

       Authorised Signatory

             SCHEDULE OF CONDITION ON UNITS 12 AND 13 ARNDALE ROAD
                      LITTLEHAMPTON TAKEN ON 7th July 1998

       N B FOR THE PURPOSE OF THIS SCHEDULE THE FRONT ELEVATION IS ASSUMED
                                TO FACE DUE EAST

KEY:      Cracks:

          Hairline       - 0.1mm - 0.9mm
          Very slight    - 0.9mm - 1.5mm
          Slight         - 1.5mm - 2mm
          Moderate       - 2mm - 5mm
          Severe         - 5mm
          Very severe    - 10mm +


                                        1